                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       Service Merchandise Company, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            SERVICE MERCHANDISE LOGO

                                                                  March 11, 1997

DEAR FELLOW SHAREHOLDER:

     You are cordially invited to attend the Annual Meeting of Shareholders of Service Merchandise Company, Inc. scheduled to be held on Wednesday, April 16, 1997 at 10:00 a.m., local time, at the offices of the Company, 7100 Service Merchandise Drive, Brentwood, Tennessee. Your Board of Directors and management look forward to greeting personally those shareholders able to attend.

     At the meeting, shareholders will be asked to elect two Class II directors, to consider and act upon a proposal to amend the 1991 Directors' Equity Plan for nonemployee directors of the Company, as well as a proposal to approve the Company's 1997 Executive Incentive Compensation Program, and to approve the selection of Deloitte & Touche LLP as the Company's independent public accountants for fiscal year 1997. Information regarding these matters is set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement to which you are urged to give your prompt attention.

     It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend, please take a moment to sign, date and promptly mail your proxy in the enclosed prepaid envelope. This will not limit your right to vote in person should you attend the meeting.

     On behalf of your Board of Directors, thank you for your continued support and interest in Service Merchandise.

                                           Sincerely,
                                           /s/ Raymond Zimmerman
                                           ---------------------------
                                           Raymond Zimmerman
                                           Chairman of the Board
                                           and Chief Executive Officer

                            SERVICE MERCHANDISE LOGO

                         7100 SERVICE MERCHANDISE DRIVE
                              BRENTWOOD, TN 37027

                                MAILING ADDRESS:
                                P. O. BOX 24600
                        NASHVILLE, TENNESSEE 37202-4600
                                ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON WEDNESDAY, APRIL 16, 1997
                                ---------------

     Notice is hereby given that the Annual Meeting of Shareholders of SERVICE MERCHANDISE COMPANY, INC. (hereinafter called the "Company"), will be held at the offices of the Company located at 7100 Service Merchandise Drive, Brentwood, Tennessee on Wednesday, April 16, 1997 at 10:00 a.m., local time, for the following purposes:
          (1) To elect two Class II directors to serve for a term of three years or until their successors are duly elected and qualified;
          (2) To consider and act upon a proposal to amend the 1991 Directors' Equity Plan for nonemployee directors of the Company to permit the conversion of their cash retainer payments into options to purchase stock of the Company;
          (3) To consider and act upon a proposal to approve for purposes of federal tax laws the Company's 1997 Executive Incentive Compensation Program;
          (4) To consider and act upon a proposal to approve the selection of Deloitte & Touche LLP as the Company's independent public accountants for fiscal year 1997; and
          (5) To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.
     The Board of Directors has fixed the close of business on February 28, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.
     Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding matters to be acted upon at the Annual Meeting.

                                          By Order of the Board of Directors

                                          /s/ C. Steven Moore
                                          ----------------------------------
                                          C. Steven Moore
                                          Secretary

Brentwood, Tennessee
March 11, 1997

     IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AND VOTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND PROMPTLY MAIL YOUR PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOUR COOPERATION IS APPRECIATED.

                       SERVICE MERCHANDISE COMPANY, INC.
                         7100 SERVICE MERCHANDISE DRIVE
                           BRENTWOOD, TENNESSEE 37027

                                MAILING ADDRESS:
                                 P.O. BOX 24600
                        NASHVILLE, TENNESSEE 37202-4600
                                ---------------

                                PROXY STATEMENT
                                ---------------

     The accompanying proxy is solicited by the Board of Directors of Service Merchandise Company, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on April 16, 1997, and any adjournments thereof, notice of which meeting is attached hereto.

     This Proxy Statement and the Company's Annual Report to Shareholders have been mailed on or about March 11, 1997 to all shareholders of record on February 28, 1997.

     The purposes of the Annual Meeting are: (i) to elect two Class II directors; (ii) to approve an amendment to the Company's 1991 Directors' Equity Plan (the "Directors' Equity Plan") for nonemployee directors of the Company;
(iii) to approve the Company's 1997 Executive Incentive Compensation Program (the "1997 Program"); (iv) to approve the selection of Deloitte & Touche LLP as the Company's independent public accountants for fiscal 1997; and (v) to transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

     A shareholder who signs and returns a proxy in the accompanying form may revoke the same at any time before the authority granted thereby is exercised by attending the Annual Meeting and electing to vote in person, by filing with the Secretary of the Company a written revocation or by duly executing a proxy bearing a later date. Unless the proxy is so revoked, the shares of the Company's common stock (the "Common Stock") represented by the proxy will be voted at the Annual Meeting. Where a choice is specified on the proxy, the shares represented thereby will be voted in accordance with such specifications. If no specification is made, such shares will be voted FOR the election of the two Class II director nominees, FOR the approval of the amendment to the Directors' Equity Plan, FOR the approval of the 1997 Program, and FOR the approval of the selection of Deloitte & Touche LLP as the Company's independent public accountants for fiscal 1997.

     The Board of Directors knows of no other matters which are to be brought to a vote at the Annual Meeting. However, if any other matter does come before the Annual Meeting, the persons appointed in the proxy or their substitutes will vote in accordance with their best judgment on such matters.

     The Board of Directors has fixed the close of business on February 28, 1997 as the record date for the Annual Meeting. On that date, the Company had outstanding 99,757,757 shares of Common Stock. Only record holders of the Common Stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting. Holders of the Common Stock will be entitled to one vote for each share of Common Stock so held, which may be given in person or by proxy duly authorized in writing.

     The election of directors shall be approved by a plurality of the votes cast by the holders of the shares of Common Stock present, or represented, and entitled to vote at the Annual Meeting. The amendment to the Directors' Equity Plan, the adoption of the 1997 Program and the selection of Deloitte & Touche LLP as independent public accountants for fiscal 1997 shall each be approved by a majority of the votes cast by the holders of the shares of Common Stock present, or represented, and entitled to vote at the Annual Meeting.

     Pursuant to rules promulgated by the Securities and Exchange Commission (the "SEC"), boxes and a designated blank space are provided on the proxy card for shareholders to mark if they wish to vote "for," "against" or "withhold authority" (or abstain) to vote for one or more of the director nominees, and to vote "for," "against" or "abstain" from voting on any other matters submitted to the shareholders. Under applicable law, and the Company's charter and bylaws, an abstention or withholding of authority to vote will have no effect on the aforementioned matters since each of these matters is determined by the number of votes cast. With regard to such matters, however, shares represented at the meeting by proxies containing instructions to abstain, or withholding authority to vote, will nonetheless be counted as present for purposes of determining whether a quorum exists at the Annual Meeting. If the amendment to the Directors' Equity Plan is approved by a majority of the voting power of the Common Stock present, or represented, and entitled to vote at the Annual Meeting (counting each abstention or withholding of authority to vote as a vote against the amendment), the amendment to the Directors' Equity Plan will also constitute approval for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     A broker non-vote occurs when a broker holding shares registered in a street name is permitted to vote, in the broker's discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote (the "non-vote") on the non-routine matter. Under Tennessee law and the Company's charter and bylaws, broker non-votes will have no impact on any of the matters submitted to the shareholders, but shares represented by a proxy card marked with a non-vote would be counted as present for purposes of determining the existence of a quorum. Under New York Stock Exchange rules, each of the matters subject to vote by shareholders at the Annual Meeting involve matters on which a broker has the discretion to vote if instructions are not received from the client at least 10 days prior to the Annual Meeting.

     The cost of solicitation of proxies will be borne by the Company, including expenses incurred in connection with preparing, assembling and mailing this Proxy Statement. Such solicitation will be made by mail, and may also be made by the Company's officers, directors and regular employees personally or by telephone or telegram. No officers, directors or regular employees will receive additional compensation for soliciting proxies. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy material to beneficial owners. The Company has retained Kissel-Blake, Inc. to assist in the solicitation at a fee of $7,000 plus reimbursement of reasonable expenses.

                     PROPOSAL NO. 1:  ELECTION OF DIRECTORS

     The Company's charter provides for a classified Board of Directors. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The directors are classified with respect to the terms for which they shall hold office by dividing them into three classes. At each annual meeting, directors of the class whose term of office expires in that year are elected for a three-year term. The total number of current directors is seven, two of which were elected as Class I directors in 1996. There are two nominees for reelection as Class II directors. The three-year terms of R. Maynard Holt and James E. Poole expire upon the election and qualification of new directors at the Annual Meeting.

     The Board of Directors has designated R. Maynard Holt and James E. Poole as the two nominees for reelection as Class II directors for a term expiring at the annual meeting in 2000 or until their successors shall have been elected and qualified. Both Mr. Holt and Mr. Poole are currently Class II directors of the Company previously elected by the shareholders.

     Unless contrary instructions are received, it is intended that the shares represented by proxies solicited by the Board of Directors will be voted in favor of the election as directors of both of the Class II nominees named herein. If for any reason any nominee is not available for election, the persons named in the form of proxy have advised the Company that they will vote for such substitute nominee or nominees as the Board of Directors of the Company may propose. The Board of Directors has no reason to expect that any of these nominees will not be available for election at the Annual Meeting, and therefore does not at this time have any substitute nominee under consideration. The information relating to the two nominees and the five directors continuing in office set forth herein has been furnished to the Company by such nominees and directors.

CLASS II NOMINEES STANDING FOR REELECTION:

                                       YEAR FIRST                                            YEAR TERM
       NAME, AGE, POSITION(S)           BECAME A           BUSINESS EXPERIENCE DURING           TO
          WITH THE COMPANY              DIRECTOR                PAST FIVE YEARS              EXPIRE IN
       ----------------------          ----------          --------------------------        ---------
R. Maynard Holt, 57                       1971       R. Maynard Holt, Business Consultant,     2000
  Director                                             Nashville, Tennessee.
James E. Poole, 72                        1983       President of Poole Enterprises, Inc.,     2000
  Director                                             Nashville, Tennessee.

CURRENT DIRECTORS WHOSE TERMS HAVE NOT EXPIRED AND WHO ARE THEREFORE NOT UP FOR
REELECTION:

                                       YEAR FIRST                                            YEAR TERM
       NAME, AGE, POSITION(S)           BECAME A           BUSINESS EXPERIENCE DURING           TO
          WITH THE COMPANY              DIRECTOR                PAST FIVE YEARS              EXPIRE IN
       ----------------------          ----------          --------------------------        ---------
Raymond Zimmerman, 64                     1960       Chairman of the Board and Chief           1998
  Chairman of the Board and                            Executive Officer of the Company;
  Chief Executive Officer                              Board member of The Limited Stores,
                                                       Columbus, Ohio.
Harold Roitenberg, 70                     1990       President of Roitenberg Investments,      1998
  Director                                             Inc., Minneapolis, Minnesota; Board
                                                       member of Syratech Corporation and
                                                       Damark International, Inc.
Gary M. Witkin, 48                        1994       President and Chief Operating Officer     1998
  President, Chief Operating                           of the Company; Vice Chairman and
  Officer and Director                                 Board member, Saks Fifth Avenue
                                                       1992-1994; Executive Vice President
                                                       of Dayton Hudson Corp. 1991-1992;
                                                       Board member of Genesco, Inc.
Richard P. Crane, Jr., 57                 1975       Practicing Attorney; Partner, Crane &     1999
  Director                                             McCann, Santa Monica, California;
                                                       Board member of North American
                                                       Gaming, Inc.
Charles V. Moore, 57                      1972       President and Board member of Trainer,    1999
  Director                                             Wortham & Company, Inc., Investment
                                                       Counselors, New York, New York.

     A plurality of the votes cast is necessary for election of each nominee. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR BOTH NOMINEES.

BOARD OF DIRECTORS AND COMMITTEES

     To permit the Board of Directors to discharge its duties more efficiently, the Board has established three standing committees: the Compensation Committee; the Audit Committee; and the Nominating Committee.

     The Company has a Compensation Committee for the purposes of setting executive officers' salaries, annual incentive (bonus) compensation goals for the Company's management under the Executive Management Incentive Program and similar incentive compensation programs, reviewing and approving compensation policies and plans for officers and other key employees, reviewing and approving salary and other compensation of the officers and other key employees, making recommendations to the Board of Directors with respect to the compensation of directors and administering the Company's stock-based incentive plans. The members of the Compensation Committee, all nonemployee directors, are Charles V. Moore, Chairman, R. Maynard Holt and Harold Roitenberg. The Compensation Committee held four meetings during the fiscal year ended December 29, 1996.

     The Company has an Audit Committee for the purposes of recommending the Company's independent public accountants, reviewing the scope of their engagement, consulting with such auditors, reviewing the results of the audit examination prior to finalization thereof, acting as a liaison between the Board of Directors and internal auditors and reviewing various Company policies, including those relating to accounting and internal control matters. The members of the Audit Committee, all nonemployee directors, are R. Maynard Holt, Chairman, Richard P. Crane, Jr., Charles V. Moore, James E. Poole, and Harold Roitenberg. The Audit Committee held four meetings during the fiscal year ended December 29, 1996.

     The Company has a Nominating Committee for the purpose of recommending nominees for election as directors of the Board of Directors. The Nominating Committee makes recommendations to the Board with regard to qualified nominees for election as directors of the Company, considers other matters pertaining to the size and composition of the Board and designates members of its committees. The Nominating Committee gives appropriate consideration to qualified persons recommended by shareholders for nomination as directors, provided such recommendations are accompanied by sufficient information to permit the Nominating Committee to evaluate the qualifications and experience of the nominees. The members of the Nominating Committee are Raymond Zimmerman, Chairman, Harold Roitenberg and James E. Poole. The Nominating Committee held three meetings during the fiscal year ended December 29, 1996.

     During the fiscal year ended December 29, 1996, the Board of Directors held four regular meetings and no special meetings. All directors attended at least 75% of the aggregate number of meetings of the Board and Committees of the Board on which they serve.

DIRECTORS' COMPENSATION

     In fiscal 1996, directors not otherwise employed as officers of the Company initially received fees of $5,000 per quarter. On July 23, 1996, at the recommendation of the Compensation Committee, the Board of Directors voted to increase to $5,750 the quarterly fee payable to directors not otherwise employed as officers of the Company effective for the fourth quarter of 1996. Mr. Holt, Chairman of the Audit Committee, received an additional $3,000 for the year.

     Under the Directors' Deferred Compensation Plan, implemented in 1991, directors have the option of deferring receipt of their fees until a period following their service as a director or until retirement age.

     As described in greater detail in Proposal No. 2 below, the Board of Directors has approved, subject to shareholder approval, a proposal to amend the Directors' Equity Plan for nonemployee directors to permit the conversion of their cash retainer payments into options to purchase shares of Common Stock of the Company.

     Under the Directors' Equity Plan, each director who is not an employee of the Company is entitled to receive 188 restricted shares of Common Stock annually, on the date of the Annual Meeting. Each director is immediately entitled to vote the granted shares and receive any dividends or other distributions declared on the shares. Vesting of the shares occurs one year from the date of the grant. The restricted shares will also vest immediately upon a director's death or disability or on the date a "change in control" is deemed to occur under the Company's Amended and Restated 1989 Employee Stock Incentive Plan (the "Stock Incentive Plan"). Each nonemployee director also receives, on the date of the Annual Meeting of Shareholders, options to purchase 750 shares of Common Stock at an exercise price equal to the fair market value of such shares on the date of grant. The options expire 10 years from the date of grant and are exercisable in installments of twenty percent each year beginning one year from the date of grant. The options become immediately exercisable on a director's death or disability or on the date a "change in control" is deemed to occur under the Stock Incentive Plan. See "Change in Control Provisions Under the Company's Stock Incentive Plans." The Board of Directors has amended the Directors' Equity Plan, subject to shareholder approval. See "Proposal No. 2:
Amendment to 1991 Directors' Equity Plan."

                        SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of January 31, 1997, certain information regarding the beneficial ownership of Common Stock by all directors of the Company, the Company's Chief Executive Officer and the four most highly compensated executive officers of the Company other than the Chief Executive Officer, and by all directors and executive officers as a group. Except as otherwise indicated, each director or officer has sole voting and investment power over the shares of Common Stock listed as beneficially owned by him.

                                                         NUMBER OF SHARES         PERCENT OF
                         NAME                           BENEFICIALLY OWNED         CLASS(1)
                         ----                           ------------------        ----------
Raymond Zimmerman.....................................      5,186,705(2)
                                                            1,502,663(3)
                                                              566,280(4)
                                                            ---------
                                                            7,255,648(5)              7.2%

Gary M. Witkin........................................        507,662(6)
Richard P. Crane, Jr..................................         11,299(7)
Charles V. Moore......................................         97,272(7)(8)
James E. Poole........................................         11,753(7)
R. Maynard Holt.......................................          8,563(7)(9)
Harold Roitenberg.....................................         31,942(7)(10)
Harold Mulet..........................................         25,000(11)
Charles Septer........................................        120,065(12)
S. Cusano.............................................         68,933(13)
All directors and executive officers as a group (15
  persons)............................................      8,215,680                 8.2%

---------------

 (1) Percentages representing less than 1% of the outstanding shares of Common Stock are not shown.
 (2) Includes currently exercisable options to acquire 691,875 shares and 16,261 shares held by the trustee under the Service Merchandise Company, Inc. Savings and Investment Plan.
 (3) Represents 1,045,696 shares owned of record by Mr. Zimmerman as trustee for five nieces and 456,967 shares as to which Mr. Zimmerman is trustee under the will of Mary K. Zimmerman.
 (4) Represents 405,000 shares owned of record by the Raymond Zimmerman Family Foundation and 161,280 shares owned of record by the Zimmerman Foundation.
 (5) The address for Mr. Zimmerman is 7100 Service Merchandise Drive, Brentwood, Tennessee 37027.
 (6) Includes 453,685 restricted shares of Common Stock held by the Company until restrictions lapse, currently exercisable options to acquire 25,000 shares, and 3,977 shares held by the trustee under the Service Merchandise Company, Inc. Savings and Incentive Plan.
 (7) Includes 188 restricted shares of Common Stock granted under the Directors' Equity Plan, held by the Company until restrictions lapse on April 17, 1997, and currently exercisable options to acquire 2,250 shares granted under the Directors' Equity Plan.
 (8) Includes 9,280 shares owned by Mr. Moore as custodian for two minor children.
 (9) Includes 1,937 shares owned of record by Mr. Holt as trustee for the R. Maynard Holt Profit Sharing Plan, a qualified profit sharing plan under the Internal Revenue Code, 2,000 shares owned by Mr. Holt's wife and 2,000 shares owned by Mr. Holt's mother.
(10) Includes 28,564 shares owned by Roitenberg Investments, Inc., which is 100% owned by Mr. Roitenberg.

(11) Consists of currently exercisable options to purchase 25,000 shares.
(12) Includes currently exercisable options to acquire 58,553 shares, 9,542 shares held by Mr. Septer's wife (who is an employee of the Company) and 6,943 shares under currently exercisable options held by Mr. Septer's wife.
(13) Represents currently exercisable options to acquire 43,933 shares, 25,000 restricted shares of Common Stock held by the Company until restrictions lapse.

                     SECURITY OWNERSHIP OF CERTAIN PERSONS

     The following table sets forth, to the best knowledge of the Company, the name and security ownership information of the person (other than Raymond Zimmerman whose security ownership is listed in the preceding table) who, as of December 31, 1996, owned more than five percent of the outstanding shares of Common Stock:

                                  NUMBER       PERCENT
             NAME               OF SHARES    OF CLASS(1)
             ----               ----------   -----------
FPA Paramount Fund, Inc.(1)      7,000,000       7.0%
  11400 West Olympic Boulevard
  Suite 1200
  Los Angeles, CA 90064

---------------

(1) According to its most recent Schedule 13G, FPA Paramount Fund, Inc. is a Maryland corporation registered as an investment company under the Investment Company Act of 1940. First Pacific Advisors, Inc., a Massachusetts corporation registered as an investment adviser under the Investment Advisers Act of 1940, exercises shared dispositive power over such shares of Common Stock.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table provides information as to annual, long-term and other compensation during fiscal years 1996, 1995 and 1994 for the Company's Chief Executive Officer and the persons who, in fiscal 1996, were the other four most highly compensated executive officers of the Company (such five officers are referred to collectively as the "Named Officers"):

                                                                                        LONG-TERM             ALL OTHER
                                                                                      COMPENSATION             COMPEN-
                                           ANNUAL COMPENSATION                           AWARDS                SATION
                                 ---------------------------------------      -----------------------------   ---------
                                                                OTHER
                                                                ANNUAL        RESTRICTED        SECURITIES
                                                               COMPEN-          STOCK           UNDERLYING
                                         SALARY     BONUS       SATION          AWARDS         OPTIONS/SARS
NAME AND PRINCIPAL POSITION      YEAR    ($)(2)      ($)         ($)            ($)(7)             (#)         ($)(10)
---------------------------      ----    ------     -----      -------        ----------       ------------    -------
Raymond Zimmerman..............  1996   $781,604         --           --              --              --       $39,538
  Chairman and CEO               1995    781,575         --           --              --              --        38,062
                                 1994    751,677         --           --              --              --        32,243
Gary M. Witkin.................  1996    752,605   $108,150   $  189,415(3)           --         200,000         5,908
  President and COO              1995    730,000    105,000      429,357(4)           --              --         4,899
                                 1994     80,769    105,000    1,502,167(5)   $2,812,274(8)      125,000            --
Harold Mulet(1)................  1996    309,226     50,000           --              --          50,000         3,068
  Senior Vice President,         1995     98,077     75,000       80,157(6)           --          75,000            94
  Stores                         1994        N/A        N/A          N/A             N/A             N/A           N/A
Charles Septer.................  1996    340,607         --           --              --          50,000         2,769
  Senior Vice President,         1995    330,373         --           --              --          45,000         1,821
  Jewelry Merchandising          1994    287,491         --           --              --          25,000         2,568
S. Cusano......................  1996    326,105         --           --         123,438(9)       50,000         2,315
  Corporate Vice President       1995    316,575         --           --              --          55,000         2,308
  and CFO                        1994    301,680         --           --              --          25,000         3,782

---------------

 (1) Mr. Mulet's employment with the Company began on August 28, 1995.
 (2) Includes for fiscal 1996 estimated amounts of $1,604, $1,605, $226, $2,107 and $1,605 for Messrs. Zimmerman, Witkin, Mulet, Septer and Cusano respectively, in contributions to the defined contribution plan that are to be returned to the Named Officers as a result of the application of the rules of such plan applicable to highly compensated individuals. Also includes for each of Mr. Zimmerman and Mr. Witkin in fiscal 1996 and fiscal 1995 a non-accountable expense allowance of $30,000.
 (3) Includes $174,088 in relocation expense.
 (4) Consists of $250,000 for the loss in value incurred on the sale of Mr. Witkin's home in Connecticut, as well as tax reimbursements, relocation expenses, reimbursement of COBRA expenses, the use of a company car and executive medical benefits, as required by Mr. Witkin's employment agreement.
 (5) Consists of reimbursement of $1,484,450 in taxes paid by Mr. Witkin with respect to the grant of restricted stock (see Note 8) and reimbursement of personal legal expenses and relocation expenses as required by Mr. Witkin's employment agreement.
 (6) Includes $74,881 in relocation expense.

 (7) The value of outstanding restricted stock awards as of December 29, 1996 are as follows:

                                                                      NUMBER OF
                                  NAME                                 SHARES            VALUE
                                  ----                              -------------      ----------
      Gary M. Witkin..............................................     453,685         $2,155,004
      S. Cusano...................................................      25,000            118,750

     Dividends are payable on restricted stock when and if paid on unrestricted stock. No dividends were paid in fiscal 1996.
 (8) Represents the value of 478,685 shares of restricted stock granted on November 21, 1994, at the then current market price of $5.875, pursuant to Mr. Witkin's employment contract. 12,500 of these shares vested on each of November 21, 1995 and November 21, 1996. The remainder will vest between November 21, 1997 and November 21, 2000.
 (9) Represents the value of 25,000 shares of restricted stock granted on February 7, 1996, at the then current market price of $4.9375. Eight thousand three hundred thirty-three of these shares vested on February 7, 1997. The remainder will vest on February 7, 1998 and February 7, 1999.
(10) Represents estimated Company contributions to the defined contribution plan, benefits derived from payments by the Company for group term life insurance and, in the case of Mr. Zimmerman, benefits derived from split dollar life insurance. The amount of such benefits for 1996 is set forth in the following table:

                                DEFINED CONTRIBUTION PLAN   GROUP TERM LIFE INSURANCE   SPLIT DOLLAR LIFE INSURANCE
                                -------------------------   -------------------------   ---------------------------
     Raymond Zimmerman........           $1,096                      $20,428                      $18,014
     Gary M. Witkin...........            1,095                        4,813                          N/A
     Harold Mulet.............            1,095                        1,973                          N/A
     Charles Septer...........              593                        2,176                          N/A
     S. Cusano................            1,095                        1,220                          N/A

     The Company is the owner of the split dollar life insurance policies with respect to Mr. Zimmerman. The Company paid premiums of approximately $114,166 in 1996 and, upon the payment of the policy proceeds, will receive, net of any tax liability, an amount equal to the aggregate premiums paid by the Company. The remaining policy proceeds will be paid to Mr. Zimmerman's designated beneficiaries. Mr. Zimmerman does not have any interest in the cash surrender value of the policies for which there are split dollar agreements. Either party may terminate the split dollar agreements at any time on thirty days written notice.

                            OPTION/SAR GRANTS TABLE

     The following table provides information as to options granted to the five Named Officers during fiscal 1996. No stock appreciation rights ("SARs") were granted during fiscal 1996.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------------------    POTENTIAL REALIZABLE
                                          NUMBER OF                                                      VALUE AT ASSUMED
                                         SECURITIES     PERCENT OF TOTAL                              ANNUAL RATES OF STOCK
                                         UNDERLYING       OPTIONS/SARS                                PRICE APPRECIATION OF
                                        OPTIONS/SARS       GRANTED TO      EXERCISE OR                     OPTION TERM
                                           GRANTED        EMPLOYEES IN     BASE PRICE    EXPIRATION   ----------------------
                 NAME                      (#)(1)         FISCAL YEAR        ($/SH)         DATE      5%($)(2)    10%($)(2)
                 ----                   -------------   ----------------   -----------   ----------   --------    ----------
Raymond Zimmerman.....................          --                --              --            --         --             --
Gary M. Witkin........................     200,000             10.41         $4.6875       10/9/06   $589,589     $1,494,134
Harold Mulet..........................      50,000              2.60          4.9375        2/7/06    155,258        393,455
Charles Septer........................      50,000              2.60          4.9375        2/7/06    155,258        393,455
S. Cusano.............................      50,000              2.60          4.9375        2/7/06    155,258        393,455

---------------

(1) Mr. Witkin's options were granted effective as of October 9, 1996. The remaining options were granted on February 7, 1996. All such options were granted at the fair market value on the date of grant and will vest 33.33% annually over the three years following the date of grant. There are no criteria for vesting other than continued employment through the vesting dates and no other material terms of the options except as disclosed under "Change in Control Provisions Under the Company's Stock Incentive Plans."
(2) The 5% and 10% assumed annual rates of stock price appreciation are a disclosure alternative required by the rules of the SEC and are not intended to forecast possible future appreciation, if any, in the price of the Common Stock. Comparable gain in shareholder value for the 99,690,604 shares outstanding as of February 7, 1996 would be $309,555,995 assuming 5% annual price appreciation and $784,475,669 assuming 10% annual price appreciation.

                 OPTIONS/SAR EXERCISES AND YEAR-END VALUE TABLE

     The following table provides information as to options exercised or held by the five Named Officers during fiscal 1996. None of the Named Officers has been granted SARs.

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTIONS/SAR VALUES

                                                                    NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                                                                   UNDERLYING UNEXERCISED       IN-THE-MONEY
                                                                      OPTIONS/SARS AT           OPTIONS/SARS
                                                                         FY-END(#)              AT FY-END($)
                                   SHARES ACQUIRED      VALUE           EXERCISABLE/            EXERCISABLE/
              NAME                 ON EXERCISE(#)    REALIZED($)      UNEXERCISABLE(1)        UNEXERCISABLE(1)
              ----                 ---------------   -----------   ----------------------   --------------------
Raymond Zimmerman................  --                --                691,875/30,000              $901,688/$0
Gary M. Witkin...................  --                --                25,000/300,000               $0/$12,500
Harold Mulet.....................  --                --                25,000/100,000                    $0/$0
Charles Septer...................  --                --                58,553/103,600           $22,523/$1,875
S. Cusano........................  --                --                43,933/110,567            $1,146/$2,292

---------------

(1) The number of unexercised options and/or SARs available at fiscal year-end, whether exercisable or unexercisable, includes out-of-the-money options, and the value of unexercised options and/or SARs available at fiscal year-end does not include out-of-the-money options.

SEVERANCE AND INDEMNIFICATION AGREEMENTS; EMPLOYMENT AGREEMENTS; CHANGE IN CONTROL PROVISIONS

     The Company has severance agreements with each of the Named Officers other than Mr. Witkin, whose employment agreement contains the severance provisions described below. The severance agreements with Messrs. Zimmerman and Septer were executed in the fall of 1994 and were intended to replace employment agreements executed by each of them in 1988. Mr. Cusano executed a severance agreement in the fall of 1994, and Mr. Mulet executed a severance agreement in the summer of 1995.

     The severance agreements with Messrs. Zimmerman, Mulet, Septer and Cusano provide for the payment of compensation in the form of salary continuation to the Named Officer in the amount of two times the officer's maximum annual base salary in effect from the date of execution of the agreement through the date of termination, if the employment of the Named Officer is terminated for any reason other than the officer's death, disability, voluntary resignation or cause. These agreements also provide for reimbursement for continued health care coverage for up to two years for any Named Officer whose employment is terminated for any reason other than for death, disability, or cause. Under the terms of these agreements, the employment of a Named Officer is deemed terminated for cause if he engages in (i) willful misconduct materially injurious to the Company; (ii) acts of dishonesty or fraud; or (iii) willful violations of obligations not to compete with the Company or disclose confidential information. If the employment of a Named Officer is terminated for death or for cause, he will be entitled only to his base salary through the date of termination. If employment is terminated by reason of disability, the officer will be entitled only to his base salary through the date of termination and such amounts as he is entitled to receive under the Company's disability insurance policies. The agreements provide that these Named Officers will not engage in various activities competitive with the business of the Company for a period of one year from the date of any termination giving rise to salary continuation payments.

     The Company also has indemnification agreements with each of its directors and Named Officers providing for contractual rights of indemnification to the fullest extent permitted by Tennessee law.

     On November 2, 1994 the Company entered into an employment agreement with Gary M. Witkin to serve as President and Chief Operating Officer and as a director of the Company (the "Employment Agreement"). The Employment Agreement provides for a minimum annual base salary of $700,000 and a minimum cash bonus of 15% of his base salary for 1994, 1995 and 1996. In years following 1996, Mr. Witkin is not guaranteed a minimum cash bonus, but will be awarded an annual bonus that is contingent upon the Company's performance. Mr. Witkin was also granted, pursuant to the terms of the Employment Agreement, 478,685 shares of restricted stock and non-qualified options to purchase 125,000 shares of Common Stock under the Stock Incentive Plan. The Employment Agreement also entitles Mr. Witkin to a non-accountable expense allowance of $30,000 annually.

     Upon the occurrence of certain triggering events, the Employment Agreement entitles Mr. Witkin to (i) salary continuation in the amount of two times his annual base salary; (ii) reimbursement for up to two years for continued health care coverage; and (iii) the immediate vesting and lapse of any remaining restrictions on shares of restricted stock held by Mr. Witkin. The triggering events include termination of the Employment Agreement by Mr. Witkin in response to (i) a diminution of his responsibilities by the Company; (ii) an acquisition of the Company or substantially all of the Company's assets if the Company fails to obtain the agreement of the successor to assume the Company's obligations under the Employment Agreement; (iii) a material breach by the Company of the terms of the Employment Agreement; or (iv) the failure of the Board of Directors to elect Mr. Witkin as its CEO within ninety (90) days following the earlier of
(a) the resignation, retirement or termination of employment of Raymond Zimmerman as CEO, or (b) April 30,

1998. Additional triggering events include termination of the Employment Agreement by the Company for any reason other than Mr. Witkin's death or disability or cause. Under the Employment Agreement, Mr. Witkin's employment can be terminated for cause if (i) he is convicted or fails to contest prosecution of a felony; (ii) he engages in willful misconduct or dishonesty harmful to the reputation of the Company; (iii) he violates his obligation not to compete with the Company; or (iv) he breaches the Employment Agreement and fails subsequently to cure the breach. If Mr. Witkin's employment is terminated for cause or on account of his death or disability, or if he resigns other than in response to a triggering event, he will be entitled only to his earned base salary.

     The Employment Agreement further provides that Mr. Witkin will not engage in various activities competitive with the business of the Company during the period of his employment under the Employment Agreement and for a period of thirteen months following termination thereof. Mr. Witkin is also restricted, during the term of his employment, from disclosing confidential information or making false or damaging statements with respect to the Company.

CHANGE IN CONTROL PROVISIONS UNDER THE COMPANY'S STOCK INCENTIVE PLANS

     Under the Stock Incentive Plan, any stock options and SARs which are not then exercisable will become fully exercisable and vested upon a change in control or a potential change in control. Similarly, a change in control or a potential change in control will result in the lapsing of restrictions applicable to restricted stock and other stock-based awards and such shares and awards being deemed fully vested. Stock options, SARs, limited SARs, restricted stock and other stock-based awards will, in such instances, unless otherwise determined by the Compensation Committee in its sole discretion, be cashed out on the basis of the change in control price as defined in the plan. A change in control occurs if (i) any person becomes a beneficial owner directly or indirectly of 20% or more of the total voting stock of the Company (subject to certain exceptions); (ii) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination or similar transaction less than a majority of the combined voting power of the then outstanding securities of the Company is held in the aggregate by the holders of Company securities entitled to vote generally in the election of directors immediately prior to such transaction; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof. A potential change in control means (a) approval by the shareholders of an aggregate which, if completed, would constitute a change in control, or (b) the acquisition by a person of 5% or more of the total voting stock of the Company and the adoption by the Board of a resolution that a potential change in control, as defined in the plan, has occurred.

     Options and shares of restricted stock granted under the Directors' Equity Plan become immediately vested on the date a "change in control" is deemed to occur under the Stock Incentive Plan. Under the proposed amendment to the Directors' Equity Plan, options and shares of restricted stock granted following the amendment will also vest when a potential change in control is deemed to occur under the Stock Incentive Plan and will be cashed out at the change in control price if awards under the Stock Incentive Plan are cashed out upon a change in control or potential change in control under the Stock Incentive Plan. See "Proposal No. 2: Amendment to 1991 Directors' Equity Plan."

PENSION PLAN

     The Company's pension plan (the "Pension Plan") which is qualified under
Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") includes all full-time employees who are at least age twenty-one with one year of qualified service as defined by the Pension Plan. Directors who are not officers or employees of the Company do not participate. In 1996, the Pension Plan was changed to a traditional final average compensation plan, with monthly benefits based on years of service. Participants in the Pension Plan as of January 1, 1989 are provided certain minimum benefits reflecting the provisions of the prior Pension Plan based on compensation received during 1988.

     The following table shows the estimated annual pension benefits payable to a covered participant at normal retirement age, based on selected compensation and years of service combinations:

                                                    YEARS OF SERVICE
                                   ---------------------------------------------------
          REMUNERATION               15         20         25         30         35
          ------------             -------    -------    -------    -------    -------
$  125,000.......................  $21,071    $28,095    $35,119    $42,143    $49,166
   150,000.......................   26,696     35,595     44,494     53,393     62,291
   200,000.......................   26,696     35,595     44,494     53,393     62,291
   750,000.......................   26,696     35,595     44,494     53,393     62,291
 1,000,000.......................   26,696     35,595     44,494     53,393     62,291

     Compensation covered by the plan generally includes all compensation earned by a participant, including elective deferrals to qualified plans, but excluding severance payments, expense reimbursements and allowances, and other nonwage items. However, for purposes of determining benefits, compensation covered by the plan is limited to $150,000. As a result, covered compensation for each of the Named Officers is limited to $150,000 by Section 401(a)(17) of the Code. In addition, annual benefits payable from the plan are limited to $120,000 by
Section 415 of the Code. These limitations are indexed periodically for inflation, with the next increase effective January 1, 1997.

     The estimated credited years of service covered by the plan for each of the persons named in the compensation table are:

                                                    AS OF 12/31/96    AS OF AGE 65
                                                    --------------    ------------
Raymond Zimmerman.................................        41               42
Gary M. Witkin....................................         2               19
Harold Mulet......................................         1               21
Charles Septer....................................        15               35
S. Cusano.........................................         5               27

     Retirement benefits are computed on the basis of a straight life annuity, unless the participant elects another method of payment. If the participant is married, the benefit is converted into an actuarially equivalent joint and 50% survivor benefit. The benefits shown in the table above are not subject to deduction for Social Security or other offset amounts.

EXECUTIVE SECURITY PROGRAM

     The Company maintains a non-qualified supplemental retirement plan (the "ESP") which covers certain management employees hired or promoted to their job level prior to February 28, 1989. The plan provides salary continuation and/or death benefits equal to two times the participant's annual salary at retirement or at age 65 if the former employee participating in the ESP completed 20 years of vesting service prior to termination. Salary continuation benefits are paid from the general assets of the Company. There are approximately 192 active employees covered. Twenty-four retirees currently receive benefits and 22 terminated vested participants are entitled to a future benefit. The Company maintains Corporate Owned Life Insurance (COLI) policies purchased on participants covered by the plan prior to the Tax Reform Act of

1986. The Company continues to maintain COLI policies following termination or retirement of covered employees. Of the Named Officers, Raymond Zimmerman is the only vested participant in the ESP.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") sets executive officers' salaries, formulates bonuses for the Company's management awarded under the Company's annual incentive compensation programs, reviews and approves compensation policies and plans for officers and other key employees, reviews and approves salary and other compensation of officers and other key employees, makes recommendations to the Board of Directors with respect to the compensation of directors and administers the Company's stock-based incentive plans. The members of the Committee are all nonemployee directors of the Company. The Committee reviews the Company's executive compensation policies when the financial results of the prior fiscal year become available. The policies are reviewed in light of their overall consistency, in the subjective view of the Committee, with the Company's financial performance, its business plan and its position within the retail industry, as well as the compensation policies of similar companies in the retail business as discussed further below. The compensation of individual executives is then evaluated by the Committee in accordance with its established executive compensation policies. The Committee has adopted a statement of policy concerning compensation of the Company's executive officers. This statement of policy sets forth the following primary objectives:

     - to attract and retain talented executives by providing a compensation program that is competitive with the compensation provided to executives at companies of comparable size and position in the retail business, while maintaining compensation within levels consistent with the Company's business plan, financial objectives and operating performance;

     - to provide appropriate incentives for executives to work toward the achievement of the Company's annual performance targets established in the Company's business plan; and

     - to align more closely the interests of executives with those of shareholders and the long-term interests of the Company by providing long-term incentive compensation in the form of stock options, restricted stock or other equity-based long-term incentive compensation.

     In reviewing the comparability of the Company's overall levels of base executive compensation, the Committee looks to a variety of sources. The Company participates in externally prepared compensation surveys, the most comprehensive of which is the Retail Management Compensation Study prepared by Management Compensation Services ("MCS"), a subsidiary of Hewitt Associates, a nationally recognized management consulting firm. The Retail Management Compensation Study provides data on compensation practices of other retailers with annual revenues of at least $3 billion, by job classification category. The Company also reviews compensation information disclosed in current proxy statements for all companies included in the Composite Index Average used in the Company's performance graph.

     The survey and proxy data is used to obtain an overall perspective on base retail executive compensation. However, the Committee also takes into account other factors which in its subjective judgment, affect the comparability of this data to the Company. These factors include differences in: the Company's mix of product offerings and levels of sales, the Company's catalog store format versus other selling concepts and markets served, the number of stores and employees, organizational structure levels and comparability of executive responsibility among companies. Analysis of the MCS survey data and the current proxy statements of the companies included in the Composite Index Average indicated that the Company's levels of executive base compensation fell within the mid-range of companies included in the survey data or in the Composite Index Average.

     COMPENSATION OF EXECUTIVE OFFICERS OTHER THAN THE CHIEF EXECUTIVE OFFICER. The Company offers its executive officers base salary, annual incentive compensation and long-term incentive compensation, determined in accordance with the general principles set forth below.

     Base Compensation. In determining annual base compensation adjustments for each executive officer, the Committee predicates its decision on a subjective assessment of the individual executive's performance in light of that executive's job responsibilities. During fiscal 1996, executive officers each received base compensation increases of 3% of their base salaries. During 1996, the Company hired two new senior executive officers, whose base salary and other compensation for fiscal 1996 were determined in large part in negotiations with the individuals prior to their hire and generally reflect market conditions at the time of their hire as well as the Company's commitment to assembling a new management team.

     Annual Incentive Compensation. The Company's Executive Management Incentive Program (the "1995 Program"), approved by shareholders in 1995, provides for the payment of annual incentive (bonus) compensation for executive officers, 100% of which is determined by achievement of a pre-determined, Company-wide financial target for net income (exclusive of extraordinary items, cumulative effect of changes in accounting principles and other like items), established in the first quarter of each fiscal year in conjunction with the Company's annual business plan. Executive officers receive a bonus based on whether, and to what extent, the Company, as a whole, achieves or exceeds the target. Bonuses are paid to the President and Chief Operating Officer and other officers above the group vice president level (which includes all Named Officers for 1996 other than the Chairman and Chief Executive Officer), based on predetermined percentages of their base salary during the performance measurement period.

     The targeted net income, exclusive of extraordinary items, cumulative effect of changes in accounting principles and other like items, was established by the Committee in its subjective judgment in the first quarter of 1996, taking into consideration the Company's net income for the previous year, the Company's economic and financial forecasts of its prospects for producing net income in the current fiscal year, and the goal of challenging and providing incentives for executive officers to increase net income. Although no single consideration is determinative in establishing the target, the Company's annual budget and economic and financial forecasts constituted the primary foundation upon which the Committee subjectively established targets designed to maximize the benefits derived by shareholders. The target was not intended to predict future financial performance; rather, the target was set high enough to provide a challenge to greater achievement on the part of executive officers. The fiscal 1996 target of $60 million in net income, exclusive of extraordinary items, cumulative effect of changes in accounting principles and other like items, was not met; accordingly, no bonus compensation was awarded under the 1995 Program.

     On February 5, 1997 the Board of Directors and the Committee determined that the bonus opportunities for achievement of financial targets and the maximum percentage of the financial targets under the 1995 Program were not competitive with the compensation provided to executives of companies of comparable size and position in the retail business. Accordingly, the Board of Directors and the Committee, subject to shareholder approval, adopted the 1997 Program to replace the 1995 Program. Under the 1997 Program, awards to any participant may not exceed the greater of (i) 0.75% of the Company's earnings before interest, income taxes, extraordinary items and cumulative effects of changes in accounting principles; or (ii) 150% of the Participant's base salary as of the beginning of the applicable fiscal year. Participants are chosen by the Committee prior to April 1 in each year from among eligible executive officers. Executive officers who are not selected for participation may receive other incentive compensation from the Company. Awards under the 1997 Program are calculated based upon a dollar amount or a formula for determining a dollar amount and the achievement by the Company of a profit objective, determined in writing by the Committee prior to April 1 in each year. The Committee has the discretion to pay a lower amount of bonus to any officer under certain circumstances. The text of the 1997 Program is set forth at Exhibit B hereto and the 1997 Program is described under Proposal Number 3 below. Shareholder approval is required in order to qualify compensation paid under the 1997 Program as performance-based compensation that is exempt from the $1,000,000 limit on the deductibility of executive compensation under Section 162(m) of the Code.

     Long-Term Incentive Compensation. The Company uses stock options and restricted stock awards as the primary vehicles for long-term incentive compensation. Options to purchase an aggregate of 590,000 shares were granted during 1996 to nine executive officers and 1,331,000 shares to other key management-level employees of the Company. The size of the option grant to each executive officer was determined by the Committee based upon a subjective assessment of such executive officer's performance and his or her respective level in the organization. The Committee does not consider the number of shares beneficially owned by executive officers when making such grants. The exercise price of each option equaled the fair market value of the Common Stock as of the date of grant. The options granted in 1996 vest 33.33% annually for the next three years. The vesting of such options is not contingent upon any performance or other criteria other than continued employment through the vesting dates. All options expire ten years from the date of grant.

     Although the Stock Incentive Plan permits the Committee to grant non-qualified stock options exercisable at less than their fair market value on the date of grant, but not below 50% of such fair market value, the Committee has not done so in recent years and has no current intention of doing so.

     In October 1996, the Board of Directors amended the Stock Incentive Plan to permit the Benefits Committee (which is composed of certain officers of the Company) to make, on behalf of the Committee, certain grants of stock options having an exercise price no less than 100% of the fair market value on the date of grant. The purpose of the amendment is to provide greater flexibility to the Benefits Committee to respond to competitive conditions in the attraction and retention of new and current employees.

     COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. The Committee believes compensation of the Chairman and Chief Executive Officer (the "CEO") should be more closely linked to the performance of the Company's stock than compensation of other executive officers. In accordance with this philosophy, the CEO and the Committee agreed in 1992 that, for a period of five years, (i) the CEO's annual base salary would be frozen at its then current level of $750,000; (ii) he would receive no annual incentive compensation; and (iii) he would be eligible to receive long-term incentive compensation in the form of stock options, restricted stock awards and other equity-based rights to provide value that is largely contingent upon increases in the market value of the Company's Common Stock. Grants of such long-term incentive compensation would be made in amounts which reflect the fact that his base salary has been frozen and he has agreed to forego any annual incentive compensation. The Committee anticipates that such awards of long-term incentive compensation will be considered annually, concurrent with awards to other executive officers, and will generally consist of the same types of rights as awards to other executive officers. Awards will be based in part upon the Committee's judgment that such awards are merited in light of performance in the market price of the Company's stock. During 1996, the CEO did not receive any grants of stock options or other long-term incentive compensation. For 1996, Mr. Zimmerman received a non-accountable expense allowance of $30,000.

     FEDERAL INCOME TAX DEDUCTIBILITY LIMITATIONS. Section 162(m) of the Code imposes a $1,000,000 limit on the deductibility of certain compensation paid to the CEO and other Named Officers. Compensation paid to these officers in excess of $1,000,000 that is not performance-based cannot be claimed by the Company as a tax deduction.

     The Committee believes it is appropriate to take into account the $1,000,000 limit on the deductibility of executive compensation and to seek, to the greatest extent possible, to qualify executive compensation awards as performance-based compensation excluded from the $1,000,000 limit. Annual cash awards under the Company's 1995 Program (other than the minimum cash bonuses payable to the President and Chief Operating Officer in years 1995 and 1996) were structured so as to qualify for the exemption for performance-based compensation. Awards under the 1997 Program are also expected to qualify for such exemption. Substantially all stock options awarded under the Stock Incentive Plan through the present date also qualify as performance-based compensation under Section 162(m) of the Code. Stock options granted by the Benefits Committee will not qualify as performance-based compensation.

     None of the Named Officers received compensation in 1996 that would exceed the $1,000,000 limit on deductibility under Section 162(m) of the Code. It is anticipated that any compensation paid to Named Officers in future years that may exceed the $1,000,000 limitation will qualify for the performance-based exemption.

     It is the Committee's intention to continue to utilize performance-based compensation, which should minimize the effect of Section 162(m) of the Code on the Company. However, the Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to maximize the return to shareholders, and that the loss of a tax deduction may be necessary in some instances to achieve this purpose.

        Charles V. Moore, Chairman   R. Maynard Holt   Harold Roitenberg

PERFORMANCE GRAPH

                          TOTAL RETURN TO SHAREHOLDERS

         MEASUREMENT PERIOD                SERVICE          S&P MIDCAP        COMPOSITE
        (FISCAL YEAR COVERED)            MERCHANDISE        400 INDEX           INDEX
                                           COMPANY,                            AVERAGE
                                             INC.
1991                                                100               100               100
1992                                             202.32            111.91            120.87
1993                                             139.53            127.53            117.22
1994                                              66.28            122.96            104.81
1995                                              68.02            161.00            115.16
1996                                              57.56            191.91            133.75

     The above graph compares the performance of the Common Stock of Service Merchandise Company, Inc. with that of the S & P Midcap 400 Index and a composite index comprised of three published S & P retail group indices:
Department Stores, General Merchandise Chains and Specialty (the "Composite Index Average"). The three groups include Dayton Hudson Corp., Dillard Department Stores, Federated Department Stores, Harcourt General Inc., May Department Stores, Mercantile Stores, Nordstrom, K Mart, J.C. Penney, Sears, Roebuck & Company, Wal-Mart Stores, Woolworth Company, Pep Boys -- Manny, Moe and Jack, Price/Costco Inc. and Toys R Us. In 1996 Standard and Poor's added Harcourt General Inc. and removed Circuit City Stores, Home Depot, Lowe's, CVS Corp. (formerly Melville Corp.) and Tandy Corp. from the retail group indices referred to above. In November 1994, Blockbuster was acquired by Viacom, Inc. and deleted from the Composite Index Average.

     The comparison of total return on investment (change in year-end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on December 29, 1991 in each of Service Merchandise Company, Inc. Common Stock, the S & P Midcap 400 Index and the Composite Index Average with investment weighted on the basis of market capitalization.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company leases one store property from Raymond Zimmerman. For the fiscal year ended December 29, 1996, Mr. Zimmerman received $81,000 under this lease. The rent that has been or may be paid under this lease is and will be comparable to rent paid by lessees of similar properties in the same general location, and the terms of such lease are at least as favorable to the Company as the terms that could be obtained from unaffiliated persons.

         PROPOSAL NO. 2:  AMENDMENT TO THE 1991 DIRECTORS' EQUITY PLAN

     The Directors' Equity Plan was originally adopted by the Company's shareholders in 1992 for the purpose of strengthening the commonality of interest between nonemployee directors ("Participating Directors") and shareholders and improving the Company's ability to attract and retain talented individuals to serve as Company directors. An aggregate of 46,875 shares of Common Stock is currently authorized to be issued under the Directors' Equity Plan. Under the proposed amendment an additional 250,000 shares of Common Stock (0.3% of the shares of Common Stock outstanding on February 28, 1997) would be authorized. Awards under the Directors' Equity Plan have been made for a total of 28,140 shares of Common Stock to date.

     In order to provide the Company with greater flexibility to adopt to changing economic and competitive conditions, and to implement long-range goals through stock based compensation strategies which will attract and retain talented individuals to serve as directors, the Board at its February 5, 1997 meeting proposed the adoption subject to shareholder approval of amendments to the Directors' Equity Plan to (i) increase the number of authorized shares of Common Stock issuable under the Directors' Equity Plan; (ii) permit directors to defer payment of their quarterly retainer fees by receiving stock options covering shares of Common Stock; and (iii) to take advantage of additional flexibility provided by recent amendments to Rule 16b-3 under the Exchange Act.

     If approved by shareholders, the amendment to the Directors' Equity Plan will become effective as of January 1, 1997. A summary of the Plan follows, but is qualified in its entirety by reference to the full text of the Directors' Equity Plan, which is attached as Exhibit A to this Proxy Statement.

SUMMARY OF MATERIAL PROVISIONS OF THE DIRECTORS' EQUITY PLAN

     The following is a summary of the material provisions of the Directors' Equity Plan, as proposed to be amended.

     Shares. The Directors' Equity Plan will be amended to authorize an additional 250,000 shares of Common Stock. If any shares of Common Stock that have been optioned cease to be subject to a stock option due to forfeiture or if any shares of restricted stock are forfeited prior to the payment of dividends thereon, such shares will again be available for issuance in connection with future awards under the Directors' Equity Plan. An appropriate adjustment in the number of shares will be made in the event of a stock dividend, merger or similar transaction.

     Participation. Awards under the Directors' Equity Plan may be made to nonemployee directors of the Company. The current number of directors currently eligible for awards pursuant to the Directors' Equity Plan is five.

     Administration. The Directors' Equity Plan is administered by the Board of Directors of the Company. Determinations of the Board of Directors of the Company are final and binding on Participating Directors and the Company.

     Awards Under the Directors' Equity Plan. On the date of each annual meeting of shareholders of the Company, each Participating Director will automatically receive (i) an award of 188 shares of restricted stock; and (ii) a non-qualified option to purchase 750 shares of Common Stock at an exercise price per share equal to the Fair Market Value (as defined in the Stock Incentive
Plan) of the Common Stock on the date of the annual meeting (an "Annual Stock Option"). In addition, a Participating Director may elect to receive all or any portion of his or her quarterly retainer in the form of an option to purchase shares of Common Stock (a "Retainer Stock Option") to be granted as of the date such payment would otherwise be due (the "Quarterly Payment Date"). The number of shares covered by a Retainer Stock Option shall be determined as of the Quarterly Payment Date pursuant to the following formula:

Number of Shares    =  Amount of quarterly retainer deferred
                       ----------------------------------------
                       75% of the Fair Market Value of one share of Common Stock

     The aggregate exercise price per share for such Retainer Stock Option shall be the Fair Market Value per share of Common Stock as of the Quarterly Payment Date. The amount of the quarterly retainer deferred will be applied by the Company on the date of exercise to the payment of 75% of the aggregate exercise price of such Retainer Stock Option, with the remaining 25% of the exercise price to be paid by the grantee at the time of exercise. If no exercise is made, no payment will be made by the Company on account of the deferred quarterly retainer. The election to receive Retainer Stock Options in lieu of all or any portion of the quarterly retainer payments to be received in any calendar year may be made for such calendar year by giving written notice to the Secretary of the Company of such election and the portion of the retainer with respect to which such election is made at any time prior to the commencement of such calendar year; provided, however, that for 1997 an election may be made at any time prior to the 1997 Annual Meeting with respect to any Quarterly Payment Date occurring after the 1997 Annual Meeting. Any election to receive Retainer Stock Options shall be made on a form provided by the Company for such purpose and shall be effective only to the extent that there are sufficient shares of Common Stock reserved under the Plan. An election may be revoked for the remainder of any calendar year by giving written notice to the Secretary of the Company at least ten business days prior to the Quarterly Payment Date. No Retainer Stock Option shall be granted for fractional shares.

     1. Restricted Stock. A Participating Director will have the right to vote the shares of restricted stock and receive dividends and other distributions declared on the shares prior to vesting, but may not transfer, assign or pledge the shares, other than by will or the laws of descent and distribution, until they vest, provided, however, that following the Company's 1997 Annual Meeting, shares of restricted stock may be transferred or assigned (i) by will or the laws of descent and distribution; (ii) pursuant to a qualified domestic relations order; or (iii) by gift or other transfer to either (a) any trust or estate in which the original award recipient or such person's spouse or other family member, has a substantial beneficial interest, or (b) a spouse or other family member provided that such a transfer would continue to require such awards to be disclosed pursuant to Item 403 of Regulation S-K promulgated by the SEC. The certificate evidencing the restricted stock will remain in the possession of the Company until the restrictions have lapsed.

     Vesting of the shares of restricted stock occurs one year from the date of grant. If a Participating Director's service as a member of the Board of Directors of the Company terminates for any reason other than death, disability or a Change in Control (as defined in the Stock Incentive Plan), the shares will be forfeited and the Participating Director will have no further rights with respect to such shares. Any shares of Common

Stock received as a dividend on shares of restricted stock will also be deemed to be restricted stock subject to the same restrictions and vesting schedule as the shares of restricted stock with respect to which such dividend was received.

     2. Stock Options. Each Annual Stock Option will vest in annual increments of 20% beginning on the first anniversary of the date of grant. Each Retainer Stock Option will vest on the date of grant. Annual Stock Options and Retainer Stock Options (each such stock option, a "Stock Option") may be exercised by delivering payments of the aggregate exercise price for such stock options or a portion thereof in cash, by personal check, or in shares of Common Stock already owned by such Participating Director, or a combination of such payment methods. Each Annual Stock Option will expire, if unexercised, on the tenth anniversary of the date of grant. Each Retainer Stock Option will expire, if unexercised, on the later of the tenth anniversary of the date of grant or the December 31 next following the respective Participating Director's seventy-fifth birthday (a "Standard Expiration Date").

     A Participating Director may not transfer, assign or pledge a Stock Option other than by will or the laws of descent and distribution, at any time prior to the date of the Company's 1997 Annual Meeting. Thereafter, Stock Options may be transferrable or assignable (i) by will or the laws of descent and distribution;
(ii) pursuant to a qualified domestic relations order; or (iii) by gift or other transfer to either (a) any trust or estate in which the original award recipient or such person's spouse or other family member has a substantial beneficial interest, or (b) a spouse or other family member provided that such a transfer would continue to require such awards to be disclosed pursuant to Item 403 of Regulation S-K promulgated by the SEC.

     If a Participating Director's service as a member of the Board of Directors of the Company terminates for any reason other than death, disability or a Change in Control, the unvested portion (if any) of each Annual Stock Option will be forfeited, and the Participating Director will have no further rights with respect to such unvested portion of the Annual Stock Option. If a Participating Director's service as a director terminates because of death or permanent disability, all Annual Stock Options granted to such Participating Director through the time of termination of service will immediately vest and remain exercisable for a one year period from the date of termination of service. If a Participating Director should die during such one-year post-termination exercise period, the Annual Stock Options may be exercised until the later of (i) the remainder of the one-year post-termination exercise period; or
(ii) one year from the date of death. Upon a Participating Director's retirement from the Board of Directors, the then exercisable portion of any Annual Stock Option will remain exercisable for two years from such termination date. Retainer Stock Options may be exercised by the Participating Director, the beneficiary, or the estate until the earlier of the Standard Expiration Date or five years from the date of termination of service as a member of the Board of Directors of the Company. Should the Participating Director die during such exercise period applicable to the Retainer Stock Option, such Retainer Stock Option will remain exercisable until the later of (i) the expiration of such exercise period; or (ii) one year from the date of death.

     Change in Control Provisions. Upon the occurrence of a Change in Control, the shares of restricted stock held by each Participating Director will vest on the date such Change in Control is deemed to occur, and each Stock Option, if not already exercisable, will become immediately exercisable. Each Retainer Stock Option may be exercised until such Retainer Stock Option expires upon the earlier of the Standard Expiration Date or five years from the date such Change in Control is deemed to occur. Following a Change in Control each Annual Stock Option will remain exercisable for a two-year period. If there has been a Potential Change in Control (as defined in the Stock Incentive Plan), then all shares of Restricted Stock granted in 1997 and thereafter ("Post-Amendment Restricted Stock") will vest and all Stock Options granted in 1997 and thereafter ("Post-Amendment Stock Options") will become immediately exercisable. If any awards to executive officers under the 1989 Plan are cashed out upon a Change in Control or Potential Change in Control, the shares of Post-Amendment Restricted Stock and Post-Amendment Stock Options will also be cashed out in the same manner.

     Amendment. The Board of Directors of the Company may amend, alter or discontinue the Directors' Equity Plan; provided, however, that, without the approval of the Company's shareholders, no amendment may be made that would (a) increase the number of shares that may be issued under the Directors' Equity Plan, or (b) make any change for which applicable law or regulatory authority would require shareholder approval. No amendment, alteration or discontinuation of the Directors' Equity Plan shall be made which would impair the rights of a Participating Director under a Stock Option or award of restricted stock previously granted, without the Participating Director's consent.

     Federal Income Tax Aspects. The following is a brief summary of the federal income tax aspects of awards made under the Plan based upon the federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

     1. Stock Options. With respect to Stock Options received under the Directors' Equity Plan: (i) generally no income will generally be realized by the Participating Director at the time the option is granted; (ii) generally upon exercise of the option, the Participating Director will realize ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise, and the Company will be entitled to a tax deduction in the same amount; and (iii) at disposition, any appreciation (or depreciation) after date of exercise will be treated either as short-term or long-term capital gain or loss, depending upon the length of time that the Participating Director has held the shares.

     2. Restricted Stock. A Participating Director receiving restricted stock under the Directors' Equity Plan generally will recognize ordinary income in the amount of the fair market value of the restricted stock at the time the stock is no longer subject to forfeiture, less any consideration paid for the stock. However, a Participating Director may elect, under Section 83(b) of the Code within 30 days of the grant of the stock, to recognize taxable ordinary income on the date of grant equal to the excess of the fair market value of the shares of restricted stock (determined without regard to the restrictions) over the purchase price of the restricted stock. Thereafter, if the shares are forfeited, the Participating Director will be entitled to a deduction, refund, or loss, for tax purposes only, in an amount equal to the purchase price (if any) of the forfeited shares, regardless of whether he or she made a Section 83(b) election. With respect to the sale of shares after the forfeiture period has expired, the holding period to determine whether the Participating Director has long-term or short-term capital gain or loss generally begins when the restriction period expires, and the tax basis for such shares will generally be based on the fair market value of such shares on such date. However, if the Participating Director makes an election under Section 83(b), the holding period will commence on the date of grant, the tax basis will be equal to the fair market value of shares on such date (determined without regard to restrictions), and the Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the Participating Director in the year that such income is taxable.

     3. Dividends and Dividend Equivalents. Dividends paid on restricted stock generally will be treated as compensation that is taxable as ordinary income to the Participating Director and will be deductible by the Company. If, however, the participant makes a Section 83(b) election, the dividends will be taxable as ordinary income to the Participating Director but will not be deductible by the Company.

     Pro Forma Plan Benefits. The table below presents certain information on a pro forma basis as if the amendment to the Directors' Equity Plan had been in effect during fiscal 1996, assuming that each director listed below had elected to receive Retainer Stock Options in lieu of the entire cash retainer to which he was entitled and that each director held all Stock Options without exercise throughout fiscal 1996. The aggregate fair value of awards represents the dollar value, as of December 29, 1996, of all awards of restricted stock and grants of Stock Options that would have been made in 1996 if the Directors' Equity Plan, as amended, had been in effect in 1996, determined by valuing the shares of restricted stock at the closing market price of the Common Stock on such date, and by valuing the Stock Options based on the excess of the closing market price of the Common Stock on such date over the exercise price of such options.

                                  AWARD OF                                AWARD OF
                                ANNUAL STOCK          AWARD OF         RETAINER STOCK
                                  OPTIONS         RESTRICTED STOCK         OPTIONS
                              ----------------   ------------------   -----------------   AGGREGATE FAIR VALUE
    NONEMPLOYEE DIRECTOR      # SHARES   VALUE   # SHARES    VALUE    # SHARES   VALUE       OF ALL AWARDS
    --------------------      --------   -----   --------   -------   --------   ------   --------------------
R. Maynard Holt.............    750       $0       188      $893.00    6,323     $92.38         $985.38
James E. Poole..............    750        0       188       893.00    5,526      80.31          973.31
Harold Roitenberg...........    750        0       188       893.00    5,526      80.31          973.31
Richard P. Crane, Jr........    750        0       188       893.00    5,526      80.31          973.31
Charles V. Moore............    750        0       188       893.00    5,526      80.31          973.31

CONCLUSION AND RECOMMENDATION

     The Board of Directors believes it is in the best interests of the Company and its shareholders to amend the Directors' Equity Plan to strengthen the commonality of interest between Participating Directors and shareholders and enhance the Company's ability to attract and retain talented individuals to serve as Company directors.

     A majority of the votes cast is necessary for approval of this proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE DIRECTORS' EQUITY PLAN.

                PROPOSAL NO. 3:  APPROVAL OF THE 1997 EXECUTIVE
                         INCENTIVE COMPENSATION PROGRAM

     The 1997 Program was adopted by the Committee and the Board of Directors on February 5, 1997, subject to shareholder approval. Shareholder approval of the 1997 Program is being sought in order to qualify compensation receivable under the 1997 Program as performance-based compensation exempt from the $1,000,000 limitation under Section 162(m) of the Code on the deductibility of compensation payable to Named Officers. In order for remuneration paid to top executives to qualify as performance-based compensation under Section 162(m) of the Code, it must be payable to the executive solely on account of the attainment of one or more objective performance goals, but only if, among other things, (i) these goals are established by the Committee, which must be composed of a minimum of two independent directors; (ii) the material terms of the 1997 Program are disclosed to shareholders and approved by a majority of those voting before the payment of such remuneration; and (iii) before the payment of any such remuneration, the Committee certifies that the performance goals were, in fact, satisfied. The material terms of the 1997 Program that must be approved by shareholders include the employees eligible to participate in the 1997 Program, the performance criterion used by the Committee to determine the amount of the awards and the maximum amount payable to any employee under the 1997 Program. The performance goals must be established by the Committee prior to April 1 in the year during which the compensation is earned, and at a time when the outcome of the goal is substantially uncertain. If the particular performance goals are left to the discretion of the Committee, the general nature of performance goals must be reapproved by shareholders every five (5) years.

SUMMARY OF THE 1997 PROGRAM

     Purpose. The purpose of the 1997 Program is to qualify incentive compensation as performance based under Section 162(m) of the Code.

     Eligible Employees. Executive officers, as defined by Rule 16a-1(f) of the Exchange Act at or above the level of Senior Vice President are eligible for selection to participate in the 1997 Program ("Eligible Employees"). There are currently eight persons who qualify as Eligible Employees. Prior to April 1 of each year, the Committee will designate in writing which, if any, Eligible Employees may participate in the 1997 Program for such fiscal year (the "Participants").

     Performance Criterion. The performance criterion shall be the Company's net earnings after taxes, computed in accordance with generally accepted accounting principles applied on a consistent basis, exclusive of the after tax effects of extraordinary items and cumulative effects of changes in accounting principles for the applicable fiscal year (the "NAT").

     Performance Goals. Subject to the limitations described below under "Maximum Amount Payable", each Participant's award will be calculated based upon a dollar amount or a formula for determining a dollar amount (the "Award Schedule") for the fiscal year (the "performance measurement period") based upon the achievement by the Company of a predetermined performance goal, or the profit objective ("Profit Objective") for such performance measurement period. The Profit Objective will be based on the Company's NAT. Prior to April 1 in each performance measurement period, the Committee will establish the Award Schedule and the specific Profit Objective for such performance measurement period in writing. Prior to the payment of any award, the Committee will certify in writing the extent to which the Profit Objective has been met. No payments will be made if the Company does not achieve the prescribed minimum Profit Objective. Notwithstanding the foregoing, the Committee has retained the authority to award final payments that are less than the amounts earned by a Participant pursuant to the Award Schedule. In determining the final payment to a Participant, the Committee may reduce the final payment based on the extent to which each Participant completed his or her individual performance goals for the year, the general business conditions of the Company and the world economy, and other factors relevant to the Committee's decision.

     Maximum Amount Payable. The maximum payment to any Participant for any performance measurement period shall not exceed the greater of (i) 0.75% of the Company's earnings before interest, income taxes, extraordinary items and cumulative effects of changes in accounting principles; or (ii) 150% of the Participant's base salary as of the beginning of the applicable fiscal year. On a pro forma basis, the foregoing limitation, calculated according to item (ii) above, would have limited the maximum award payable to a Participant under the 1997 Program for fiscal 1996 to $1,125,000. In addition, the aggregate cost of all incentive award payments made in any year shall be limited to 10% of the Company's average annual income before taxes for the preceding five fiscal years.

     1997 Program Benefits. On February 5, 1997 the Committee designated Raymond Zimmerman and Gary M. Witkin as Participants in the 1997 Program for fiscal 1997. The following table shows the maximum amounts which could be payable under the 1997 Program to such Participants assuming the Company attains or exceeds the 1997 Profit Objective based on the Award Schedule established by the Committee for fiscal 1997:

                           MAXIMUM PAYMENTS FOR 1997

                                                               AWARD SCHEDULE
                                     -------------------------------------------------------------------
                                      BELOW 100% OF
                                          PROFIT        100% OF PROFIT   110% OF PROFIT   120% OF PROFIT
            PARTICIPANT                 OBJECTIVE         OBJECTIVE        OBJECTIVE        OBJECTIVE
            -----------              ----------------   --------------   --------------   --------------
Raymond Zimmerman..................         $0             $320,000         $448,000         $640,000
Gary M. Witkin.....................          0              225,000          315,000          450,000

     Other Features of the 1997 Program. If a Participant's employment is terminated by reason of his or her death, retirement, approved leave of absence or disability, prior to the end of any performance measurement period, the Participant will be eligible to receive a pro-rata share of any incentive award earned during the performance measurement period. If a Participant in the 1997 Program is terminated for any other reason, he or she will not be eligible for any annual incentive award which has not actually been paid. The Committee will retain the right not to pay any award to the extent that it would be inconsistent with its fiduciary duties to approve the payment of such award.

     The 1997 Program may be terminated by the Committee at any time. No right of a Participant under the 1997 Program may be alienated by sale, transfer, assignment, pledge or otherwise. The terms of the 1997 Program will not be altered or replaced without ratification by the Company's shareholders if failure to obtain shareholder approval would result in jeopardizing the tax deductibility of future annual incentive payments to eligible employees. In order to comply with Section 162(m) of the Code, the Committee members administering the 1997 Program will meet the qualifications for being disinterested "outside directors" as defined in the Code.

CONCLUSION AND RECOMMENDATION

     The Board of Directors believes it is in the best interests of the Company and its shareholders to adopt the 1997 Executive Incentive Compensation Program to help attract and retain key persons of outstanding competence and abilities and to further the identity of their interests with those of the Company's shareholders generally and to qualify incentive compensation under the 1997 Program as performance-based compensation under Section 162(m) of the Code.

     A majority of the votes cast is necessary for approval of this proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1997 PROGRAM.

               PROPOSAL NO. 4: APPROVAL OF DELOITTE & TOUCHE LLP
                       AS INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Deloitte & Touche LLP as independent public accountants of the Company for the 1997 fiscal year, subject to approval by the shareholders. Deloitte & Touche LLP served as the Company's independent public accountants for the fiscal year ended December 29, 1996. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions.

     A majority of the votes cast is necessary for approval of this proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE 1997 FISCAL YEAR.

                           PROPOSALS OF SHAREHOLDERS

     Shareholders intending to submit proposals for presentation at the next Annual Meeting of Shareholders of the Company and inclusion in the proxy statement and form of proxy for such Meeting should forward such proposals to C. Steven Moore, Secretary, Service Merchandise Company, Inc., P.O. Box 24600, Nashville, Tennessee 37202-4600. Proposals must be in writing and must be received by the Company prior to November 11, 1997. Proposals should be sent to the Company by certified mail, return receipt requested.

                                          By Order of the Board of Directors
                                          C. STEVEN MOORE
                                          Secretary

March 11, 1997

     YOUR VOTE IS IMPORTANT! SHAREHOLDERS ARE URGED TO PROMPTLY SIGN, DATE AND MAIL THEIR PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. PLEASE ACT TODAY.

                                                                       EXHIBIT A

                           FIRST AMENDED AND RESTATED
                         1991 DIRECTORS' EQUITY PLAN OF
                       SERVICE MERCHANDISE COMPANY, INC.

     Service Merchandise Company, Inc., a Tennessee corporation (the "Company") hereby amends and restates its 1991 Directors' Equity Plan (the "Plan"), subject to shareholder approval, as provided below.

     1. PURPOSE. The purpose of the Plan is to establish the Company's shares of Common Stock, par value $.50 per share (the "Common Stock") as a component of the annual compensation package for nonemployee directors of the Company (the "Participating Directors") in order to:

          i. Strengthen the commonality of interest between Participating Directors and shareholders; and

          ii. Improve the Company's ability to attract and retain talented individuals to serve as Company directors.

     2. ANNUAL STOCK AWARDS TO EACH PARTICIPATING DIRECTOR. On the date of each Annual Meeting of Shareholders of the Company, each Participating Director will receive (a) an award of one hundred eighty-eight (188) shares of Common Stock, which will be restricted as provided in Section 4 of this Plan (the "Restricted Stock"), and (b) an option to purchase seven hundred fifty (750) shares of Common Stock at an exercise price per share equal to the Fair Market Value (as defined in the Company's Amended and Restated 1989 Stock Incentive Plan, as amended (the "1989 Plan")) per share of Common Stock on the date of the Annual Meeting (the "Annual Stock Option").

     3. ELECTION TO RECEIVE OPTIONS IN LIEU OF CASH RETAINER. A Participating Director may elect, for any calendar year, to receive all or any portion of such Participating Director's quarterly retainer in the form of an option to purchase shares of Common Stock (a "Retainer Stock Option") to be granted as of the date such payment would otherwise be due (the "Quarterly Payment Date"). The number of shares covered by a Retainer Stock Option shall be determined as of the Quarterly Payment Date pursuant to the following formula:

Number of Shares    =  Amount of quarterly retainer deferred
                       ----------------------------------------
                       75% of the Fair Market Value of one share of Common Stock

     The aggregate exercise price per share for such Retainer Stock Option shall be the Fair Market Value per share of Common Stock as of the Quarterly Payment Date. The amount of the quarterly retainer deferred will be applied by the Company on the date of exercise to the payment of seventy-five percent of the aggregate exercise price of such Retainer Stock Option, with the remaining twenty-five percent of the exercise price to be paid by the grantee at the time of exercise. If no exercise is made, no payment will be made by the Company with respect to the deferred quarterly retainer. The election to receive Retainer Stock Options in lieu of all or any portion of the quarterly retainer payments to be received in any calendar year may be made for such calendar year by giving written notice to the Secretary of the Company of such election and the portion of the retainer with respect to which such election is made at any time prior to the commencement of such calendar year; provided, however, that for 1997 an election may be made at any time prior to the 1997 Annual Meeting with respect to any Quarterly Payment Date occurring after the 1997 Annual Meeting. Any election to receive Retainer Stock Options shall be made on a form provided by the Company for such purpose and shall be effective only to the extent that there are sufficient shares of Common Stock reserved under the

Plan. An election may be revoked for the remainder of any calendar year by giving written notice to the Secretary of the Company at least ten business days prior to the Quarterly Payment Date. No Retainer Stock Option shall be granted for fractional shares. The amount of any retainer that would otherwise be paid in the form of an option to purchase fractional shares will be paid in cash promptly following the Quarterly Payment Date. For purposes of this Plan, the date of grant of any Retainer Stock Option shall be deemed to be the Quarterly Payment Date.

     4. RESTRICTED STOCK AWARD TERMS. The shares of Restricted Stock will be evidenced by a stock certificate issued to the Participating Director, who will be the record owner of the shares. The Participating Director will have the right to vote the shares and to receive dividends or other distributions declared on the shares prior to vesting, but the shares may not be transferred, assigned or pledged, except as permitted in Section 11(a) below, until they vest. The Company will retain custody of the stock certificate representing the shares of Restricted Stock until such shares vest. Upon the vesting of the shares, the Company will deliver the stock certificate to the Participating Director, all restrictions on the shares imposed by this Plan (other than pursuant to Section 11(f) below) will be lifted and such shares will no longer be deemed to be "Restricted Stock" hereunder.

     Vesting of the shares will occur one year from the date of grant, except as otherwise provided in this Plan. If a Participating Director's service as a member of the Board of Directors of the Company terminates for any reason other than death, disability or a Change in Control (as defined in the 1989 Plan), the shares will be forfeited and the Participating Director will have no further rights with respect to such shares.

     Any shares of Common Stock received as a dividend on shares of Restricted Stock will also be deemed to be Restricted Stock subject to the same restrictions and vesting schedule as the shares of Restricted Stock with respect to which such dividend was received.

     5. STOCK OPTION TERMS.

          a. Vesting, Forfeiture and Expiration. Each Annual Stock Option will vest in annual increments of 20% commencing on the first anniversary of the date of grant, except as otherwise provided in this Plan. If a Participating Director's service as a member of the Board of Directors of the Company terminates for any reason other than death, disability or a Change in Control, the unvested portion of the Annual Stock Option will be forfeited and the Participating Director will have no further rights with respect to such unvested portion of the Annual Stock Option. Each Annual Stock Option will expire, if unexercised, on the tenth anniversary of the date of grant. Each Retainer Stock Option will vest on the date of grant. Each Retainer Stock Option will expire, if unexercised, on the later of the tenth anniversary of the date of grant or the December 31 next following the respective Participating Director's seventy-fifth birthday (a "Standard Expiration Date"). However, in the event the respective Participating Director ceases to serve as a member of the Board of Directors of the Company, each Retainer Stock Option will expire, if unexercised, upon the earlier of the Standard Expiration Date or five years from the date of termination of service as a member of the Board of Directors of the Company.

          b. Exercise. Any Annual Stock Option or Retainer Stock Option (each such stock option, a "Stock Option") or portion thereof, if vested, may be exercised by delivering written notice of exercise to the Secretary of the Company, accompanied by payment of the aggregate exercise for the Stock Option or portion thereof to be exercised. Such payment may be made in cash, by personal check, in shares of Common Stock already owned by the individual valued at their Fair Market Value on the date of exercise, or a combination of such payment methods. The Board, however, may deny the exercise of Stock Options during a period of time that it deems necessary to prevent any possible violation of federal securities laws or other laws. As soon as practicable after notice of exercise and receipt of full payment for shares of Common Stock being acquired, the Company will deliver to the individual a certificate representing the shares of Common Stock so purchased on the exercise of the Stock Option.

     6. TERMINATION OF SERVICE. On termination of a Participating Director's service as a member of the Board of Directors of the Company due to death, disability or retirement, the following terms and conditions shall apply, if applicable:

          a. Participant's Death or Disability. If a Participating Director's service as a director terminates because of death or permanent disability, all shares of Restricted Stock and all Annual Stock Options granted to such Participating Director will immediately vest and all such Annual Stock Options will remain exercisable for a one-year period from the date of termination of service. Should the Participating Director die during such one-year post-termination exercise period applicable to Annual Stock Options, the Annual Stock Options may be exercised until the later of (i) the expiration of the one-year post-termination exercise period; or (ii) one year from the date of death. Retainer Stock Options may be exercised until the earlier of the Standard Expiration Date or five years from the date of termination of service as a member of the Board of Directors of the Company. Should the Participating Director die during such exercise period applicable to the Retainer Stock Option, the Retainer Stock Option will remain exercisable until the later of (a) the expiration of such exercise period, or (b) one year from the date of death.

          The determination of permanent disability will be made in the judgment, with medical advice, of the Company's Senior Vice President of Human Resources. Participating Directors should complete the Beneficiary Designation Form on or prior to the date of the first award received by them under the Plan. Participating Directors may change the beneficiary(ies) named at any time by filing another Beneficiary Designation Form with the Senior Vice President of Human Resources or the Secretary of the Company.

          b. Retirement. Upon a Participating Director's retirement from the Board of Directors, the then exercisable portion of any Annual Stock Option granted to such Participating Director will remain exercisable for two years from such termination date. Each Retainer Stock Option will expire, if unexercised, upon the earlier of the Standard Expiration Date or five years from the date of termination of service as a member of the Board of Directors of the Company.

     7. CHANGE OF CONTROL. Upon the occurrence of a Change in Control, the shares of Restricted Stock held by each Participating Director will vest on the date such Change in Control is deemed to occur, and each Stock Option, if not already exercisable, will become immediately exercisable and, except as otherwise provided below, each Annual Stock Option will remain exercisable for a two year period. Each Retainer Stock Option may be exercised until such Retainer Stock Option expires upon the earlier of the Standard Expiration Date or five years from the date such Change in Control is deemed to occur. If the vesting of awards to executive officers of the Company under the 1989 Plan is accelerated following a Potential Change in Control (as defined in the 1989 Plan), then all shares of Restricted Stock granted in 1997 and thereafter ("Post-Amendment Restricted Stock") will vest and all Stock Options granted in 1997 and thereafter ("Post-Amendment Stock Options") will become immediately exercisable. If any awards to executive officers under the 1989 Plan are cashed out upon a Change in Control or Potential Change in Control, the Post-Amendment Restricted Stock and Post-Amendment Stock Options will also be cashed out in the same manner.

     8. CHANGES IN CAPITALIZATION. In the event of any changes in the capitalization of the Company which requires an adjustment in the stock options or restricted stock awards under the 1989 Plan, a corresponding adjustment will be made to the Stock Options and awards of Restricted Stock hereunder.

     9. EFFECT ON OTHER COMPANY PROVIDED BENEFITS. The value of a Participating Director's Stock Option or shares of Restricted Stock, including any dividends received thereunder, will not be included in determining the amount of coverage or level of benefit a Participating Director is entitled to receive under any other Company-sponsored program or plan.

     10. AUTHORIZED SHARES. The maximum number of authorized shares which may be issued under this Program shall be 296,875, subject to adjustment as described Section 8 above. If any shares of Common Stock that have been optioned cease to be subject to a Stock Option due to forfeiture or if any shares of Restricted Stock are forfeited prior to the payment of dividends thereon, such shares will again be available for issuance in connection with future awards under the Plan.

     11. GENERAL PROVISIONS.

          a. Transferability of Awards. Stock Options and shares of Restricted Stock shall not be transferable or assignable, other than by will or the laws of descent and distribution, at any time prior the date of the Company's 1997 Annual Meeting. From and after the date of the Company's 1997 Annual Meeting, Stock Options and shares of Restricted Stock shall not be transferable or assignable other than (i) by will or the laws of descent and distribution; (ii) pursuant to a qualified domestic relations order; or
     (iii) by gift or other transfer to either (a) any trust or estate in which the original award recipient or such person's spouse or other family member has a substantial beneficial interest, or (b) a spouse or other family member, provided that such a transfer would continue to require such awards to be disclosed pursuant to Item 403 of Regulation S-K promulgated by the Securities and Exchange Commission, as such Regulation may be amended from time to time.

          b. Award Documentation. Each award granted under the Plan shall be evidenced by written documentation which shall contain the terms and conditions governing such award. Participating Directors need not execute any instrument or acknowledgment of notice of an award under the Plan, in which case acceptance of such an award by the respective participating Director will constitute agreement to the terms of the award.

          c. No Right to Service. Neither participation in the Plan nor any action under the Plan shall be construed to give any Participating Director a right to be retained in the service of the Company.

          d. Administration. This Plan shall be administered by the Board of Directors of the Company. Determinations of the Board of Directors of the Company shall be final and binding on Participating Directors and the Company.

          e. Amendment and Termination. The Board of Directors of the Company may at any time amend, alter or discontinue the Plan; provided, however, that, without the approval of the Company's shareholders no amendment may be made that would (i) increase the number of shares that may be issued under the Plan, or (ii) make any change for which applicable law or regulatory authority (including the regulatory authority of the New York Stock Exchange or any other market or exchange on which the Common Stock is traded) would require shareholder approval. No amendment, alteration or discontinuation of a Plan shall be made which would impair the rights of a Participating Director under a Stock Option or award of Restricted Stock theretofore granted, without the Participating Director's consent.

          f. Legends and Restrictions on Transfer. The certificates for shares issued under the Plan may include any legend which the Board deems appropriate to reflect any restrictions on transfer. All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          g. Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

          h. Governing Law. The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Tennessee.

          i. Indemnification. The members of the Board of Directors shall not be liable to any employee or other person with respect to any determination made hereunder in a manner that is not inconsistent with their legal obligations as members of the Board of Directors. In addition to such other rights of indemnification as they may have as directors or as members of the Board, the members of the Board shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding, the Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

     12. SHAREHOLDER APPROVAL. This First Amended and Restated 1991 Directors' Equity Plan is subject to approval by the Company's shareholders at the 1997 Annual Meeting.

                                                                       EXHIBIT B

                       SERVICE MERCHANDISE COMPANY, INC.
                 1997 EXECUTIVE INCENTIVE COMPENSATION PROGRAM

1.  PURPOSE

     The purpose of the 1997 Executive Incentive Compensation Program (the "Program") is to qualify incentive compensation as performance based under
Section 162(m) of the Internal Revenue Code of 1986, as amended.

2.  PROGRAM OVERVIEW

     2.1 Effective Date.  The program will become effective for fiscal 1997.

     2.2 Measurement Period. The performance measurement period is the Company's fiscal year. Earned incentive awards will be paid in the spring following each performance measurement period.

     2.3 Eligibility. Executive officers of the Company, as defined by Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended, at or above the level of Senior Vice President are eligible for selection to participate in the Program and are referred to herein as "Eligible Employees."

     2.4 Participation. The Compensation Committee of the Board of Directors (the "Committee") shall designate in writing prior to April 1 of each year which Eligible Employee(s), if any, may participate in the Program for such year (the "Participants"). When the Company employs or promotes an individual to a position included in the Program, the date of participation will be the date of employment or promotion. Any individual who participates in the Program will be ineligible to participate in any other annual incentive plan for which the individual would have otherwise been eligible.

3.  INCENTIVE AWARDS

     3.1 Maximum Amounts. In any performance measurement period, the maximum payment to any Participant shall not exceed the greater of (i) 0.75% of the Company's earnings before interest, income taxes, extraordinary items and cumulative effects of changes in accounting principles for the applicable fiscal year, as stated in the Company's audited Consolidated Statement of Income, or
(ii) 150% of the Participant's base salary as of the beginning of the applicable fiscal year. In addition, the aggregate cost of all incentive award payments made in any year shall be limited to 10% of the Company's average annual income before taxes for the preceding five fiscal years. Such limitations may be collectively referred to as the "Maximum Amounts."

     3.2 Performance Criterion. The performance criterion shall be the Company's net earnings after taxes, computed in accordance with generally accepted accounting principles applied on a consistent basis, exclusive of the after tax effects of extraordinary items and the cumulative effects of changes in accounting principles for the applicable fiscal year (the "NAT").

     3.3 Incentive Awards. Subject to the Maximum Amounts, such other limitations as the Committee may prescribe and the provisions of Section 3.4 below, each Participant's award pursuant to the Plan will be calculated based upon a dollar amount or a formula for determining a dollar amount (the "Award Schedule") for each performance measurement period. The Award Schedule shall be based upon the achievement by the Company of the profit objective (the "Profit Objective") for such performance measurement period. The Profit Objective will be based on the Company's NAT. The Award Schedule for each Participant and the

Profit Objective will be established for each performance measurement period in writing by the Committee prior to April 1 in each year in which incentive award payments may be earned. Prior to payment of any award, the Committee shall certify, in writing, the extent to which the prescribed Profit Objective has been met in accordance with Section 3.4 below. No payment will be made if the prescribed minimum Profit Objective has not been achieved.

     3.4 Final Payments. Notwithstanding anything to the contrary, the Committee has retained the authority to award final payments that are less than the amounts earned by Participant pursuant to the Award Schedule and Profit Objective referenced in Section 3.3 above. In determining the final payment to a Participant, the Committee may consider the extent to which each Participant completed his or her individual performance goals for the year, the general business conditions of the Company and the world economy, the Committee's fiduciary duties and other factors relevant to the Committee's decision.

4.  GENERAL PROVISIONS.

     4.1 Administration of the Program. The Program will be administered by the Committee. The Program may be terminated by the Committee at any time. The terms of the Program will not be altered or replaced by any other criteria without ratification by the Company's shareholders, if failure to obtain such approval would otherwise result in jeopardizing the tax deductibility of annual incentive payment to employees eligible to participate in the Program.

     4.2 No Rights to Continued Employment or Award. Nothing contained in the Program shall give any Participant the right to be retained in employment of the Company or affect the right of the Company to dismiss any Participant. The adoption of the Program shall not constitute a contract between the Company and any Participant. No eligible Participant shall receive any right to be granted an award hereunder nor shall any such award be considered as compensation under any benefit plan of the Company, except as otherwise determined by the Committee.

     4.3 Payments to Persons Other Than the Participant. If the Committee shall find that any person to whom any amount is payable under the Program is unable to care for personal matters because of illness or accident, or is a minor, or has died, then any payment due (unless a prior claim therefor has been made by a duly appointed legal representative), may be paid to the spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Company therefor.

     4.4 No Alienation of Benefits. Except as may otherwise be required by law, no amount payable at any time under the Program shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge, or encumbrance of any kind nor in any manner be subject to the debts or liabilities of any person and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, shall be void. If any person shall attempt to, or shall, alienate, sell, transfer, assign, pledge, attach, charge, or otherwise encumber any amount payable under the Program, or any part thereof, or if by reason of personal bankruptcy or other event happening at any such time such amount would be made subject to debts or liabilities or would otherwise not be enjoyed by the Participant then the Committee, if it so elects, may direct that such amount be withheld and that the same or any part thereof be paid or applied to or for the benefit of such person, spouse, children or other dependents or any of them, in such manner and proportion as the Committee may deem proper.

     4.5 No Right, Title or Interest in Company's Assets. No Participant shall have any right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Program. Nothing contained in the Program, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any eligible Participant or other person. To the extent that any person acquires a right to receive payments from the Company under the Program, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts.

     4.6 Termination of Employment. Unless otherwise agreed in writing by the Participant and the Company, in the event a Participant's employment is terminated prior to the end of the performance measurement period as a result of death, retirement, approved leave of absence or disability, the Participant (or his or her estate) will receive a pro-rata share of the incentive award based on the actual period of participation. In the event the Participant's employment is terminated for any reasons other than those above, no annual incentive award will be paid. If the Participant's employment is terminated between the end of the measurement period and the date awards are paid for reasons other than those above, no annual incentive award will be paid.

5.  SHAREHOLDER APPROVAL.

     This 1997 Executive Incentive Compensation Program is subject to approval by the Company's shareholders at the 1997 Annual Meeting.

                                                                    APPENDIX A

PROXY                   SERVICE MECHANDISE COMPANY, INC.                 PROXY

              PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
   ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, APRIL 16, 1997.

  The undersigned hereby appoints Raymond Zimmerman and C. Steven Moore, and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown below on this proxy at the Annual Meeting of Shareholders of Service Merchandise Company, Inc. to be held at the Company's offices located at 7100 Service Merchandise Drive, Brentwood, Tennessee, on Wednesday, April 16, 1997, at 10:00 a.m., local time, and any adjournments thereof.

  YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF NO CHOICE IS SPECIFIED, SHARES WILL BE VOTED FOR THE CLASS II DIRECTOR NOMINEES IN THE ELECTION OF DIRECTORS; FOR THE APPROVAL OF AMENDMENT TO THE 1991 DIRECTORS' EQUITY PLAN; FOR THE APPROVAL OF THE 1997 EXECUTIVE INCENTIVE COMPENSATION PROGRAM; AND FOR THE APPROVAL OF DELOITTE & TOUCHE LLP.







                          (continue on reverse side)



                                                                Withhold
1.  PROPOSAL 1: ELECTION OF TWO                                 Authority        5.  In their discretion, on such other matters as
    CLASS II DIRECTORS:                         For   Against   (Abstain)            may properly come before the meeting.
    Election of R. Maynard Holt                 [ ]     [ ]        [ ]

                                                                Withhold
                                                                Authority
                                                For   Against   (Abstain)
    Election of James E. Poole                  [ ]     [ ]        [ ]
                                                                                     PLEASE SIGN HERE AND RETURN PROMPTLY
                                                For   Against   Abstain
2.  PROPOSAL 2:  APPROVAL OF THE                [ ]     [ ]        [ ]
    AMENDMENT TO THE 1991 DIRECTORS'                                                 --------------------------------------------
    EQUITY PLAN                                                                                       SIGNATURE

                                                For   Against   Abstain
3.  PROPOSAL 3:  APPROVAL OF THE 1997           [ ]     [ ]        [ ]               --------------------------------------------
    EXECUTIVE INCENTIVE COMPENSATION                                                         SIGNATURE (If held jointly)
    PROGRAM
                                                                                     Date:                            1997
4.  PROPOSAL 4:  APPROVAL OF DELOITTE &         For   Against   Abstain                    ---------------------------
    TOUCHE LLP AS INDEPENDENT PUBLIC            [ ]     [ ]        [ ]               Please sign exactly as your name appears at
    ACCOUNTANTS                                                                      left.  If registered in the names of two or
                                                                                     more persons, each should sign.  Executors,
                                                                                     administrators, trustees, guardians,
                                                                                     attorneys, and corporate officers should
                                                                                     print their full names and titles.

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